EXHIBIT 23.2


                               CONSENT OF KPMG LLP

The Board of Directors
The 3DO Company:

         We consent to incorporation by reference in this registration statement on Form S-8 of The 3DO Company of our report dated May 3, 2000, relating to the consolidated balance sheets of The 3DO Company and subsidiaries as of March 31, 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period then ended, which report appears in The 3DO Company's annual report on Form 10-K for the year ended Mach 31, 2001.


                                             /s/ KPMG LLP
                                             ---------------------------
                                             KPMG LLP

                                             Mountain View, California
                                             March 20, 2002